Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statements (Form S-8 No. 333-214402 and No. 333-187116) pertaining to the Era Group Inc. 2013 Employee Stock Purchase Plan, and
(2) Registration Statement (Form S-8 No. 333-186228) pertaining to the 2012 Share Incentive Plan of Era Group Inc.
of our report dated March 8, 2017, with respect to the consolidated financial statements of Era Group Inc. included in this Annual Report (Form 10-K) of Era Group Inc. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Houston, Texas
March 8, 2017